Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 31, 2009, with respect to the consolidated financial statements, and internal control over financial reporting included in the Annual Report of Novavax, Inc. and subsidiary on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Novavax, Inc. and subsidiary on Forms S-3 (File No. 333-138893, effective December 11, 2006; No. 333-130568 effective December 21, 2005; No. 333-118210 effective August 13, 2004; No. 333-118181 effective August 12, 2004; and No. 333-22685 effective March 4, 1997) and on Forms S-8 (File No. 333-145298 effective August 9, 2007; No. 33-80277 effective December 11, 1995; No. 33-80279 effective December 11, 1995; No. 333-130990 effective January 12, 2006; No. 333-110401 effective November 12, 2003; No. 333-97931 effective August 9, 2002; No. 333-46000 effective September 18, 2000 and File No. 333-77611, effective May 3, 1999).
/s/ Grant Thornton LLP
Baltimore, Maryland
March 31, 2009